UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  June 27, 2007

General Cable Corporation

__________________________________________

(Exact name of Registrant as Specified in Charter)

Delaware	001-12983	06-1398235
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4 Tesseneer Drive, Highland Heights, Kentucky 41076-9753

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code:  (859) 572-8000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers: Compensatory Arrangements of Certain Officers.

On June 27, 2007 the Board of Directors of the Company approved amendments to the General Cable Corporation Supplemental Executive Retirement Plan (“SERP”) and the General Cable Corporation Deferred Compensation Plan (“DCP”) and the merger of SERP into the DCP.  The Company has received written acknowledgement and acceptance of the SERP amendments and merger from each  participant in the SERP.

The amendments and merger are being made to simplify, limit and better align these specific compensation plans with the Company’s compensation policies, which are described in the Company’s 2007 Proxy Statement filed with the Securities and Exchange Commission on March 28, 2007.

The amendments and merger will have the effect of the following:

(i)

to freeze the accrual of benefits under the SERP effective as of January 1, 2007;

(ii)

to convert the SERP from a non-account balance plan into an account balance plan by replacing the accrued benefit of a participant with a benefit based on the value of an account balance, being credited initially by the present value of the participant’s unvested accrued benefit in the SERP;

(iii)

to require the participants to make an election with regard to the time and form of payment of the amounts credited to the account balance which shall be effective as of June 27, 2007; and

(iv)

to transfer all account balances and all account liabilities under the amended SERP to the DCP to be governed by the provisions of the DCP, including, but not limited to, those relating to the time and form of benefit payment, investment recommendations and vesting.

The Company will provide to each SERP participant an enhanced credit equal to two additional years of credited service through December 31, 2008, based upon each participant’s estimated 2007 and 2008 base and bonus compensation.  This enhanced credit is in addition to the present value of the participant’s unvested accrued benefit in the SERP.  Each participants account balance will be funded by the Company with contributions to the Company’s “rabbi trust” as part of the DCP, as amended.

Under the SERP amendments and merger, each SERP participant must make an irrevocable election to receive distributions in either a lump sum payment or in equal annual installments from between two and ten years.  The account balance for each SERP participant will vest (as long as such participant is continuously employed by the Company) in five equal annual installments beginning on June 27, 2007 and ending on June 27, 2012.  The vesting schedule accelerates to 100% in the event:  (i) the participant reaches the age of 62 while employed by the Company; (ii) the participant involuntarily terminates employment with the

Company without Cause (as that term is defined in the DCP) or (iii) the participant’s employment with the Company is terminated due to death or disability.

The amounts payable to certain executive officers of the Company as a result of the amendment to the SERP and its merger into the DCP are set forth in the table below:

Executive Officer	Present Value of Accrued Benefit[1]

Gregory Kenny, President and Chief Executive Officer (Principal Executive Officer)	$3,125,170

Robert Siverd, Executive Vice President, General Counsel and Secretary (Named Executive Officer)	$1,179,241

Brian Robinson, Senior Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer)	$125,525

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1

Assumes retirement age of 62, with ten years of service to the Company and includes the credit of the enhanced benefit of two additional years of service to the Company.

Item 9.01

Financial Statements and Exhibits

(d)

Exhibits

10.1

Supplemental Executive Retirement Plan of General Cable Corporation, Amended and Restated – Effective as of June 27, 2007

10.2

Fourth Amendment to the General Cable Corporation Deferred Compensation Plan (Amended and Restated December 14, 1998)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

General Cable Corporation
June 27, 2007
/s/ Robert J. Siverd
Robert J. Siverd
Executive Vice President and
General Counsel